Exhibit 11


                        SANDBOX ENTERTAINMENT CORPORATION

         STATEMENT OF COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                           Year Ended                 Nine Months Ended
                                                           December 31                   September 30
                                                    --------------------------    --------------------------
                                                       1995           1996           1996           1997
                                                    -----------    -----------    -----------    -----------
                                                                                          (Unaudited)
Net loss ........................................   ($  507,090)   ($1,477,059)   ($1,143,254)   ($1,621,365)
                                                    ===========    ===========    ===========    ===========

Weighted average common shares outstanding: .....       425,170        487,511        480,058        520,746

Common stock equivalents pursuant to SAB 83;
   Stock, options, warrants, and other
   potentially dilutive instruments issued within
   one year of initial filing ...................       307,059        307,059        307,059        307,059

Less: SAB 83 common stock equivalents included in
   weighted average shares outstanding                     --             --             --             (427)

                                                    -----------    -----------    -----------    -----------
Weighted average common shares outstanding during
   the period ...................................       732,229        794,570        787,117        827,378
                                                    ===========    ===========    ===========    ===========

Net loss per share ..............................   ($     0.69)   ($     1.86)   ($     1.45)   ($     1.96)
                                                    ===========    ===========    ===========    ===========

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